UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2012

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 1, 2012, Corinthian Colleges, Inc. (the "Company," "Corinthian," "we," "us" or other similar terms) received a letter from the U.S. Department of Education ("ED") regarding the Company’s composite score for the fiscal year ended June 30, 2011 (the "ED Letter").

As previously disclosed, in order to remain eligible to participate in the federal student financial aid programs ("Title IV Programs"), institutions must satisfy specific standards of financial responsibility. Each fiscal year, the Company submits its annual audited financial statements to ED to demonstrate compliance with the financial responsibility standards, and ED calculates a "composite score" for the Company. If an institution has a composite score of 1.5 or above, it receives unconditional approval. If the composite score is 1.0 to 1.4 (the "Zone"), an institution may continue to participate in Title IV programs for up to three years, but is subject to additional monitoring and reporting procedures. If an institution's composite score falls below the minimum threshold level of 1.0 or is in the Zone for more than three consecutive years, the institution may be subject to additional monitoring and reporting procedures, and also be required to post a letter of credit in favor of ED in order to continue to participate in the Title IV Programs.

For the fiscal year ended June 30, 2011, the Company’s calculations showed that it had a composite score of 2.1, excluding a $203.6 million goodwill impairment charge it took in 2011. As previously disclosed, that calculation has been subject to interpretive uncertainty regarding the appropriate treatment of the goodwill impairment charge and certain other items. The Company communicated with ED reviewers in early 2012 who questioned (1) the appropriate treatment of the goodwill impairment charge we took in fiscal 2011, (2) whether other intangible assets on our balance sheet at June 30, 2011 should have been expensed for purposes of the composite score, and (3) whether $5 million the Company had posted as security deposits with landlords should have been characterized as intangible assets. In connection with these discussions, the Company provided ED with detailed explanations of its views regarding the appropriate treatment of these items in the calculation of the composite score.

While the Company continues to believe its calculations regarding the 2011 composite score are correct, the ED Letter from the San Francisco/Seattle Participation Division of ED has taken a contrary position with regard to the treatment of the goodwill impairment charge and the security deposits as described in items (1) and (3) above, and has calculated the Company’s composite score for the fiscal year ended June 30, 2011 to be 0.9. The Company has requested, and ED officials have agreed, to meet and discuss these issues.

Relative to the fiscal 2011 composite score, the ED Letter outlines the means whereby the Company can continue to meet ED’s alternative standards of financial responsibility by either (1) agreeing to become provisionally certified, accepting cash monitoring level 1 (which the Company believes would not materially negatively affect its cash flow), and posting an irrevocable letter of credit equal to 10% of the Title IV Program funds received by Corinthian during the fiscal year ended June 30, 2011 (calculated by ED to be $175.7 million), or (ii) remaining unconditionally certified and posting an irrevocable letter of credit equal to 50% of the Title IV Program funds received by Corinthian during the fiscal year ended June 30, 2011 (calculated by ED to be $878.5 million). The Company believes these amounts may have failed to account for refunds made during fiscal 2011, and therefore may overstate the Company’s total Title IV revenue during the year. Either amount would be required to be posted no later than January 14, 2013, subject to possible extension. Provisional certification status would not limit the Company’s access to Title IV Program funds, but would subject the Company’s institutions to closer review by ED and could limit the addition of new programs and locations.

In addition, subsequent to filing its fiscal 2011 financial statements with ED, the Company completed its fiscal year ended June 30, 2012. The Company’s preliminary calculations (using the same methodology as it has historically) show its composite score for the 2012 fiscal year to be 1.5. The Company communicated this calculation to ED, and requested that ED now rely on this more recent fiscal year. However, the Company has not yet filed its 2012 annual compliance audits and financial statements with ED (which are required to be filed no later than December 31, 2012), and ED will not consider the Company’s 2012 financial responsibility until all such audits and financial statements are filed. The Company expects to file these financial statements with ED within several weeks. In its correspondence of November 1, ED committed to "expedite the review of [the Company’s] FYE June 30, 2012 annual audit submission when it is submitted and accepted" and may "redetermine" Corinthian’s financial status based upon its review of such submission.

Additionally, the Company’s senior credit facility requires the Company to maintain a composite score of no less than 1.5. The Company has provided the correspondence it received from ED to the lenders in its credit facility and is in ongoing discussions with them. We continue to believe ED’s determination is incorrect and are seeking reconsideration of the calculation by ED. If the Company cannot persuade ED to reconsider the position in the ED Letter, or if ED fails to re-determine the Company’s financial status based on its 2012 composite score calculation, the Company would be required to post a letter of credit as described above. No assurance can be given that the Company would be able to post a letter of credit if required, and the failure to do so could cause the Company’s 92,000 students to lose access to federal student financial aid. The Company’s lenders could also consider the failure to maintain a composite score of no less than 1.5 to be a default under the credit agreement. Any of such occurrences could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company appreciates ED’s commitment to conduct an expedited review of the Company’s fiscal 2012 audit submission, which the Company expects to make within several weeks. If ED completes its expedited review of the Company’s audit in a timely manner and determines the Company to have a composite score of 1.5 or higher, ED may reassess whether it would require the Company to post a letter of credit or be subject to other conditions. No assurances can be given that ED will agree with the Company’s calculations or that the Company will not be required to post the letter of credit as described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

November 5, 2012	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Executive Vice President and General Counsel